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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT


                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

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[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          Bio-Rad Laboratories, Inc.
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               (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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Notes:

                          BIO-RAD LABORATORIES, INC.
                            1000 Alfred Nobel Drive
                          Hercules, California 94547

                               ----------------

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF
                          BIO-RAD LABORATORIES, INC.

                           TO BE HELD APRIL 25, 2000

                               ----------------

To the Stockholders of Bio-Rad Laboratories, Inc.:

   The annual meeting of the stockholders of Bio-Rad Laboratories, Inc. ("Bio-Rad" or the "Company") will be held at the Company's corporate offices, 1000 Alfred Nobel Drive, Hercules, California 94547 on Tuesday, April 25, 2000 at 4:00 p.m., Pacific Time, to consider and vote on:

  (1) The election of two directors of the Company by the holders of outstanding Class A Common Stock and five directors of the Company by the holders of outstanding Class B Common Stock;

  (2) A proposal to ratify the selection of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2000; and

  (3) Such other matters as may properly come before the meeting and at any adjournments or postponements thereof.

   The Board of Directors of the Company has fixed the close of business on February 28, 2000 as the record date for the determination of the stockholders entitled to notice of and to vote at this annual meeting and at any adjournments or postponements thereof. The stock transfer books of the Company will not be closed.

   All stockholders are invited to attend the annual meeting in person, but those who are unable to do so are urged to execute and return promptly the enclosed Proxy in the provided postage-paid envelope. Since a majority of the outstanding shares of each class of common stock of the Company must be present or represented at the annual meeting to elect directors and conduct the other business matters referred to above, your promptness in returning the enclosed Proxy will be greatly appreciated. Your Proxy is revocable and will not affect your right to vote in person in the event you attend the meeting and revoke your Proxy.

   All stockholders who attend the annual meeting are invited to join the Company for a reception and light dinner immediately following the meeting.

                                          By order of the Board of Directors
                                          Bio-Rad Laboratories, Inc.

                                          SANFORD S. WADLER, Secretary

Hercules, California
April 1, 2000

                          BIO-RAD LABORATORIES, INC.
                            1000 Alfred Nobel Drive
                          Hercules, California 94547

                               ----------------

                                PROXY STATEMENT

                               ----------------

                         INFORMATION REGARDING PROXIES

   The enclosed Proxy is solicited on behalf of the Board of Directors of Bio-Rad Laboratories, Inc., a Delaware corporation ("Bio-Rad" or the "Company"), in connection with the annual meeting of stockholders of the Company to be held at the Company's corporate offices, 1000 Alfred Nobel Drive, Hercules, California 94547 on Tuesday, April 25, 2000 at 4:00 p.m., and at any adjournments or postponements thereof. Solicitation of Proxies will be by Corporate Investor Communications, Inc. via mail at the expense of the Company, which is anticipated to be approximately $1,025. Copies of this Proxy Statement and the accompanying notice and Proxy are first being mailed to stockholders on or about April 1, 2000.

   Shares for which a properly executed Proxy in the enclosed form is returned will be voted at the meeting in accordance with the directions on such Proxy. If no voting instructions are indicated with respect to one or more of the proposals, the Proxy will be voted in favor of the proposal(s). Any Proxy may be revoked by the record owner of the shares at any time prior to its exercise by filing with the Secretary of the Company a written revocation or duly executed Proxy bearing a later date or by attending the meeting in person and announcing such revocation.

                               VOTING SECURITIES

   The securities of the Company entitled to vote at the meeting consist of shares of its Class A Common Stock and Class B Common Stock, both $1.00 par value (collectively, "Common Stock"). 9,977,862 shares of Class A Common Stock (9,700,432 net of Treasury shares) and 2,500,266 shares of Class B Common Stock (2,500,266 net of Treasury shares) were issued and outstanding at the close of business on February 28, 2000. Only stockholders of record at the close of business on February 28, 2000 will be entitled to notice of and to vote at the meeting. The presence, in person or by Proxy, of the holders of a majority of the Voting Power will constitute a quorum for the transaction of business. Each share of Class A Common Stock is entitled to one-tenth of a vote and each share of Class B Common Stock is entitled to one vote, except in the election of directors and any other matter requiring the vote of one or both classes of Common Stock voting separately. The sum of one-tenth the number of shares of Class A Common Stock and the number of shares of Class B Common Stock constitutes the "Voting Power" of the Company.

   The holders of Class A Common Stock, voting as a separate class, are entitled to elect two directors. The holders of Class B Common Stock, also voting as a separate class, are entitled to elect the other five directors. The affirmative vote of the holders of a majority of each class of Common Stock present in person or represented by Proxy is necessary for the election of directors by that class. The stockholders do not have any right to vote cumulatively in any election of directors.

   On all other matters submitted to a vote at the annual meeting (except matters requiring the vote of one or both classes voting separately), the affirmative vote of the holders of a majority of the Voting Power present in person or represented by Proxy is necessary for approval. The Board of Directors is not aware of any matters that might come before the meeting other than those mentioned in this Proxy Statement. If, however, any other matters properly come before the annual meeting, it is intended that the proxies will be voted in accordance with the judgment of the person or persons voting such proxies.

   Under the Company's Bylaws and Delaware law: (1) shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum; (2) the director nominees receiving the highest number of votes, up to the number of directors to be elected, are elected and, accordingly, abstentions, broker non-votes and withholding of authority to vote will not affect the election of directors; and (3) proxies that reflect abstentions as to a particular proposal will be treated as voted for purposes of determining the approval of that proposal and will have the same effect as a vote against that proposal, while proxies that reflect broker non-votes will be treated as unvoted for purposes of determining approval of that proposal and will not be counted as votes for or against that proposal.

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

   The following table presents certain information as of February 28, 2000, with respect to Class A Common Stock and Class B Common Stock beneficially owned by: (i) any person who is known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock of either class, (ii) each director of Bio-Rad, (iii) certain executive officers of Bio-Rad named in the "Summary Compensation Table" of this Proxy Statement, and
(iv) all directors and executive officers of Bio-Rad as a group. The address for all executive officers and directors is c/o Bio-Rad Laboratories, Inc., 1000 Alfred Nobel Drive, Hercules, California, 94547.

                                             Class A Common Stock(1)          Class B Common Stock
                                         ------------------------------- -------------------------------
       Name and, with Respect to          Number of Shares and  Percent   Number of Shares and  Percent
      Owner of 5% or More, Address       Nature of Ownership(2) of Class Nature of Ownership(2) of Class
      ----------------------------       ---------------------- -------- ---------------------- --------
Blue Raven Partners, L.P.(3)............              --           0.0%        2,030,027          81.2%
 1000 Alfred Nobel Drive
 Hercules, CA 94547

Private Capital Management, Inc. .......       1,294,982          13.3%               --           0.0%
 3003 Tamiami Trail North
 Naples, FL 34103

Bernard A. Egan.........................         910,380           9.4%               --           0.0%
 1900 Old Dixie Highway
 Fort Pierce, FL 34946

Dimensional Fund Advisors, Inc.(4)......         501,475           5.2%               --           0.0%
 1299 Ocean Avenue, 11th Floor
 Santa Monica, CA 90401

David and Alice N. Schwartz(5)(6)(9)....       1,607,124          16.6%        2,159,034          83.3%
 Bio-Rad Laboratories, Inc.
 1000 Alfred Nobel Drive
 Hercules, CA 94547

Norman Schwartz(5)(7)(8)(9).............         108,540           1.1%        2,035,441          81.3%
 Bio-Rad Laboratories, Inc.
 1000 Alfred Nobel Drive
 Hercules, CA 94547

Steven Schwartz(5)(7)(10)...............          82,256           0.8%        2,032,627          81.3%
 Bio-Rad Laboratories, Inc.
 1000 Alfred Nobel Drive
 Hercules, CA 94547

James J. Bennett(9).....................          77,596           0.8%           23,727           0.9%

George Bers(9)..........................          15,998           0.2%              207           0.0%

Albert J. Hillman(9)....................           4,454           0.0%            4,117           0.2%

Philip L. Padou(9)......................              --           0.0%               --           0.0%

Sanford S. Wadler(9)....................          20,313           0.2%               --           0.0%

Burton A. Zabin(9)......................          14,494           0.1%           59,664           2.4%

All directors and executive officers as
 a group(9)(12 persons).................       1,855,452          19.0%        2,252,163          86.8%

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 (l) Excludes Class A Common Stock that may be acquired on conversion of Class B Common Stock. Class B Common Stock may be converted to Class A Common Stock on a one for one basis and, if fully converted, would result in the following percentage beneficial ownership of Class A Common Stock: Blue Raven

    Partners 16.6%; Private Capital Management, Inc. 10.6%; Bernard A. Egan 7.5%; Dimensional Fund Advisors 4.1%; David and Alice N. Schwartz 30.6%; Norman Schwartz 17.6%; Steven Schwartz 17.3%; James J. Bennett 0.8%; George Bers 0.1%; Albert J. Hillman 0.1%; Philip L. Padou 0.0%; Sanford S. Wadler 0.2%; Burton A. Zabin 0.6%; and all directors and executive officers as a group 33.3%. Management considers any substantial conversions by the executive officers or directors listed in the table to be highly unlikely.
 (2) Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares. Number of shares is based on the statements of the stockholders where not identified specifically in the stockholder register.
 (3) David Schwartz, Alice N. Schwartz, Norman Schwartz and Steven Schwartz are general partners of Blue Raven Partners, L.P., a California limited partnership (the "Partnership"), and, as such, share voting and dispositive power over the Class B Common Stock held by the Partnership.
 (4) As of December 31, 1999.
 (5) Includes 2,030,027 shares of Class B Common Stock held by the
     Partnership.
 (6) David and Alice N. Schwartz each have a one-half community property interest in these shares. Includes 20,588 shares of Class B Common Stock held by DANSA Partners Limited, a California limited partnership, of which David and Alice N. Schwartz are general partners.
 (7) Norman Schwartz and Steven Schwartz are sons of David and Alice N.
     Schwartz.
 (8) Includes 2,600 shares of Class B Common Stock owned by Norman Schwartz's wife, as to which Norman Schwartz disclaims any beneficial ownership.
 (9) Includes shares with respect to which such persons have the right to acquire beneficial ownership immediately or within sixty days of February 28, 2000, under the Company's employee stock purchase plan and stock option agreements, as follows: David Schwartz, 92,194 Class B shares; Norman Schwartz, 6,563 Class A shares and 2,814 Class B shares; James J. Bennett, 18,751 Class A shares; George Bers, 9,377 Class A shares; Sanford S. Wadler, 7,500 Class A shares; Burton A. Zabin, 6,563 Class A shares; and all directors and executive officers as a group, 55,445 Class A shares and 95,008 Class B shares.
(10) Includes 2,600 shares of Class B Common Stock owned by Steven Schwartz's wife, as to which Steven Schwartz disclaims any beneficial ownership.

                           I. ELECTION OF DIRECTORS

   The Board of Directors has seven members. Management has nominated the seven persons listed in the following table as the candidates of the respective class of Common Stock indicated. All are currently directors of the Company, with terms expiring as of the date of the annual meeting of stockholders or on election and qualification of their successors. David Schwartz and Alice N. Schwartz are husband and wife; Norman Schwartz is their son. No other family relationships exist among the Company's current and nominated directors or executive officers. As husband and wife, David and Alice N. Schwartz share equally in all remuneration and other benefits accorded to either of them by the Company.

   The directors elected at this meeting will serve until the next annual meeting of stockholders or until their respective successors are elected and qualified. It is the intention of the persons named in the Proxy to vote the shares subject to such Proxy for the election as directors of the persons listed in the following table. Although it is not contemplated that any nominee will decline or be unable to serve as a director, in the event that at the meeting or any adjournments or postponements thereof any nominee declines or is unable to serve, the persons named in the enclosed Proxy will, in their discretion, vote the shares subject to such Proxy for another person selected by them for director.

                          Class of
                        Common Stock             Present Principal Employment          Director
 Name                     to Elect   Age        and Prior Business Experience           Since
 ----                   ------------ ---        -----------------------------          --------
 James J. Bennett.....    Class B     71 Chief Operating Officer of the Company          1977
                                         since 1993 and Executive Vice President of
                                         the Company since 1996; Vice President and
                                         Group Manager, Clinical Diagnostics of the
                                         Company from 1985 to 1993; Vice President
                                         and Chief Operating Officer of the Company
                                         from 1977 to 1985.

 Albert J. Hillman....    Class A     68 Of Counsel to the law firm of Townsend and      1980
                                         Townsend and Crew since 1995 and partner in
                                         the firm from 1965 to 1995, which firm
                                         serves as patent counsel for the Company.

 Philip L. Padou......    Class A     65 Retired since 1991; Vice President and          1980
                                         Chief Financial Officer of Ozier Perry and
                                         Associates (a risk assessment software and
                                         consulting company) from 1987 to 1991.

 Alice N. Schwartz....    Class B     73 Retired since 1979; Research Associate,         1967
                                         University of California, from 1972 to
                                         1978.

 David Schwartz.......    Class B     76 President, Chief Executive Officer and          1957
                                         Chairman of the Board of the Company since
                                         1957.

 Norman Schwartz......    Class B     50 Vice President of the Company since 1989        1995
                                         and Group Manager, Life Science of the
                                         Company since 1997; Group Manager, Clinical
                                         Diagnostics of the Company from 1993 to
                                         1997.

 Burton A. Zabin......    Class B     64 Vice President of the Company since 1982;       1968
                                         Group Manager, Life Science of the Company
                                         from 1982 to 1997.

   In January 1997, the Company entered into a non-competition and employment continuation agreement with James J. Bennett pursuant to which management of the Company has agreed to nominate him as director for a period of three years following his resignation from his present position. See "Executive Compensation and Other Information."

   In addition to James J. Bennett, David Schwartz, Norman Schwartz and Burton
A. Zabin, the following persons were executive officers of the Company during all or part of 1999: George Bers, Thomas C. Chesterman,

Rello L. Cristea, Ronald W. Hutton and Sanford S. Wadler. George Bers (age
49), Vice President since 1996 and Group Manager of Clinical Diagnostics since 1997, was Group Manager of the Molecular Bioscience Group from 1995 to 1997. Previously, he was a division manager within Bio-Rad from 1991 to 1996. Thomas
C. Chesterman (age 40) was appointed Treasurer in 1996 and named Vice President and Chief Financial Officer in March 1997. Prior to joining Bio-Rad, he was Vice President and Chief Financial Officer of NordicTel Holdings AB (Sweden) from 1993 to 1996. Rello L. Cristea (age 56) was appointed Group Manager of Analytical Instruments in 1997 and Vice President in 1998. Previously, he was President of Dayton Products Division of Emerson Electric Company from 1994. Ronald W. Hutton (age 42) was appointed Treasurer in 1997. Previously, he was Director of Treasury at Kaiser Aluminum & Chemical Corporation from 1993 to 1997. Sanford S. Wadler (age 53) has been General Counsel and Secretary since 1989 and was appointed Vice President in 1996.

   The above named individuals also serve in various management capacities with wholly owned subsidiaries of Bio-Rad.


 The Board of Directors recommends that you vote FOR the above-named director nominees for the class or classes of Common Stock that you hold.


                     COMMITTEES OF THE BOARD OF DIRECTORS

   The Board of Directors of the Company has an Audit Committee and a Compensation Committee. The Board of Directors has no nominating committee or other committees performing similar functions. During 1999, the Board of Directors held a total of 13 meetings (including regularly scheduled and special meetings) and no director attended fewer than 85% of such meetings and meetings of any committee on which such director served.

   The Audit Committee is composed of Philip L. Padou and met three times in 1999. The Audit Committee recommends to the Board of Directors the firm to be employed by the Company as its independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting policies and its system of internal accounting controls.

   The Compensation Committee, consisting of two non-employee directors, Albert J. Hillman and Philip L. Padou, met two times in 1999. The Compensation Committee reviews and approves the Company's executive compensation policies. A more complete discussion is provided in the "Report of the Compensation Committee of the Board of Directors" of this Proxy Statement.

             CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

   In 1999, Townsend and Townsend and Crew, the patent law firm to which Albert J. Hillman is Of Counsel, rendered legal services to the Company. The Board of Directors has relied upon the Company's General Counsel to determine that the services of Townsend and Townsend and Crew were provided on terms at least as fair to the Company as if they had been provided by a non-affiliate. The General Counsel is responsible for the management of all of the Company's relationships with providers of legal services.

                           COMPENSATION OF DIRECTORS

   Pursuant to the policy of the Board of Directors of Bio-Rad, directors who are not also employees of Bio-Rad are paid for serving as directors a fee of $1,400 per month plus $100 for any meetings in excess of sixteen per year. Audit Committee members are paid $625 per month.

   The Company has entered into employment and non-compete agreements with James J. Bennett and Burton A. Zabin. See "Executive Compensation and Other Information--Other Executive Compensation."

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

   The following Summary Compensation Table presents compensation paid or accrued by the Company for services rendered during 1999, 1998, and 1997 for the CEO and the four other most highly compensated executive officers of the Company ("Named Executive Officers") whose total annual salary and bonus exceeded $100,000 in 1999.

                          SUMMARY COMPENSATION TABLE

                                                   Long-Term
                                                Compensation(2)
                                                ---------------
                         Annual Compensation(1)
                         ----------------------     Shares
        Name and                                  Underlying       All Other
   Principal Position    Year  Salary   Bonus       Options     Compensation(3)
   ------------------    ---- -------- -------- --------------- ---------------
David Schwartz.......... 1999 $528,673 $249,167     38,500         $594,419(4)
 President, CEO and      1998 $525,080 $ 86,537     38,500         $  8,000
 Chairman                1997 $525,238 $      0     35,425         $  8,000

James J. Bennett........ 1999 $445,957 $220,287      7,500         $  8,000
 Executive Vice
  President and          1998 $445,584 $ 76,507      7,500         $  8,000
 Chief Operating Officer 1997 $437,677 $      0      7,500         $  8,000

Sanford S. Wadler....... 1999 $270,418 $123,429      3,000         $  8,000
 Vice President, General
  Counsel                1998 $259,200 $ 38,932      3,000         $  8,000
 and Secretary           1997 $259,374 $      0      3,000         $  8,000

Norman Schwartz......... 1999 $265,652 $ 97,298      3,750         $  8,000
 Vice President and      1998 $240,241 $ 36,084      3,750         $  8,000
 Group Manager           1997 $228,893 $ 12,784      3,750         $  8,000

George Bers............. 1999 $260,452 $ 95,394      3,750         $  8,000
 Vice President and      1998 $235,116 $ 30,894      3,750         $  8,000
 Group Manager           1997 $224,003 $      0      3,750         $  8,000

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(1) All Other Annual Compensation amounts for each of the Named Executive Officers were less than the amounts required for separate reporting and are included in salary. These amounts include bonus payments made in 1998, 1999 and 2000, respectively, for services rendered in the immediately preceding year.
(2) There were no restricted stock awards or payouts under long-term incentive plans.
(3) Amounts reported are contributions made pursuant to the Employees' Deferred Profit Sharing Retirement Plan. A more complete discussion is provided in the section titled "Profit Sharing Plan Contributions" of the "Report of the Compensation Committee of the Board of Directors" in this Proxy Statement.
(4) The Company is a party to a "split dollar" life insurance agreement with a trust established by David Schwartz and Alice N. Schwartz under which the trust is the beneficiary of a life insurance policy insuring the lives of David Schwartz and Alice N. Schwartz for which the Company pays the premiums. Upon the death of David Schwartz and Alice N. Schwartz prior to the termination of the agreement, a portion of the premiums previously advanced by the Company under the insurance policy will be repaid to the Company.

   The following table presents certain information regarding stock options granted to the Named Executive Officers in 1999.

                             OPTION GRANTS IN 1999

                                     Individual Grants
                         ------------------------------------------
                                                                      Potential Realizable
                                                                     Value at Assumed Annual
                                                                      Rates of Stock Price
                                                                          Appreciation
                         Number of  % of Total                         for Option Term(2)
                         Securities  Options                        -------------------------
                         Underlying Granted to Exercise               Assumed      Assumed
                          Options   Employees    Price   Expiration Appreciation Appreciation
Name                     Granted(1)  in 1999   ($/Share)    Date       of 5%        of 10%
----                     ---------- ---------- --------- ---------- ------------ ------------
David Schwartz..........    8,887     5.35%     $21.86    02/03/04    $ 29,060     $ 87,545
                           29,613     17.8%     $19.875   02/03/04    $155,615     $350,497

James J. Bennett........    5,216      3.1%     $19.69    02/03/04    $ 28,374     $ 62,701
                            2,284      1.4%     $19.69    02/03/04    $ 12,424     $ 27,455

Sanford S. Wadler.......    3,000      1.8%     $19.69    02/03/04    $ 16,319     $ 36,062

Norman Schwartz.........    3,750      2.3%     $21.86    02/03/04    $ 12,262     $ 36,941

George Bers.............    3,750      2.3%     $19.69    02/03/04    $ 20,399     $ 45,078

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(1) All stock options granted in 1999 are incentive stock options with the exception of non-qualified stock options for 29,613 shares granted to David Schwartz and 2,284 shares granted to James J. Bennett. The exercise prices are equal to at least 100% of the fair market value of the underlying securities at the time such options were granted. All shares subject to the above options are shares of Class A Common Stock with the exception of all of the options granted to David Schwartz and Norman Schwartz which were for shares of Class B Common Stock. All stock options have a term of five years and become exercisable at a rate not greater than 25% per annum commencing one year after the date of grant. In 1999, options to purchase 65,250 shares were granted to all executive officers as a group, and options to purchase 100,830 shares were granted to all other employees.
(2) Potential realizable value is based on an assumption that the stock price of the applicable class of Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the five year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

   The following table presents the number of shares for which options were exercised in 1999, as well as the number of exercisable and unexercisable options held by the Named Executive Officers at December 31, 1999.

                    AGGREGATE OPTION EXERCISES IN 1999 AND
                        DECEMBER 31, 1999 OPTION VALUES

                                                     Number of Securities               Value of Unexercised
                                                    Underlying Unexercised              In-The-Money Options
                           Shares                Options at December 31, 1999          at December 31, 1999(1)
                          Acquired      Value    ---------------------------------    -------------------------
Name                     on Exercise  Realized    Exercisable       Unexercisable     Exercisable Unexercisable
----                     ----------- ----------- --------------    ---------------    ----------- -------------
David Schwartz..........   36,000    $418,977.75           91,351             94,274  $185,928.75  $117,109.31
James J. Bennett........        0    $      0.00           18,751             18,749  $ 39,196.88  $ 29,015.63
Sanford S. Wadler.......    3,000    $ 37,890.00            7,500              7,500  $ 15,678.75  $ 11,606.25
Norman Schwartz.........    3,750    $ 45,292.50            9,377              9,373  $ 12,543.75  $  5,681.25
George Bers.............        0    $      0.00            8,439              9,373  $ 14,753.79  $ 14,507.69

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(1) The closing prices of Class A Common Stock and Class B Common Stock at December 31, 1999 were $23.375 and $23.50 per share, respectively.

Other Executive Compensation

   In January 1997, the Company entered into a non-competition and employment continuation agreement with James J. Bennett, its Executive Vice President and Chief Operating Officer and a Director of the Company. Under the terms of this Agreement, James J. Bennett will give the Company six months notice of any intention to resign from his present position and will not compete with the Company for two years after the end of his employment with Bio-Rad. Management has agreed to nominate him as director for a period of three years following his resignation from his present position. Following his resignation from his present position, James J. Bennett will continue to serve as an employee taking on mutually agreed tasks for six weeks in each twelve-month period for up to five years from his resignation. For this six weeks, he will be paid his weekly salary in effect at the time of his resignation plus $2,500 per week. For mutually agreed assignments extending beyond the six weeks, or if James J. Bennett does not remain a director, his compensation would be at his weekly pay rate in effect at the time of his resignation from his present position. He will be entitled to exercise his stock options for a period of two years after the end of his employment with Bio-Rad.

   In August 1997, the Company entered into an employment and non-compete agreement with Burton A. Zabin, a Vice President and Director of the Company. Under the terms of this agreement, he will be employed by the Company until March 18, 2001, unless he gives the Company six months notice of his intention to resign earlier, and he will not compete with the Company during the period ending four years after his scheduled termination of employment with Bio-Rad. During the term of this agreement, he will make himself available to the Company on a flexible time basis for an average of one hundred thirty-five days during each twelve month period (and, in the case of the final period, nine month period) of the agreement to undertake reasonable assignments provided to him which utilize his knowledge and experience in the life science research market. He will receive a salary equal to one-half of the salary he was receiving just prior to entering into the agreement. Burton A. Zabin will not participate in bonus or stock programs of the Company. He will be entitled to exercise his stock options for a period of two years after the end of his employment with Bio-Rad. He will remain a director for the remainder of his current term.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Compensation Committee is composed of Albert J. Hillman and Philip L. Padou. The Company currently has no interlocking relationships involving any of its Compensation Committee members, and no executive officer of the Company serves on the Compensation Committee. James J. Bennett, David Schwartz, Norman Schwartz and Burton A. Zabin participate in general Board of Directors' discussions of compensation, bonuses and stock options. David, Norman and Alice N. Schwartz were absent from and did not participate in the discussions or decisions concerning the President's compensation.

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

   The Compensation Committee of the Board of Directors has furnished the following report on executive compensation. The Compensation Committee was formed in December 1993. The report also refers to decisions made by Philip L. Padou, Albert J. Hillman and other members of the Board of Directors prior to the formation of the Compensation Committee. The function of the Compensation Committee is to review and approve the compensation arrangements for the Company's senior management and any compensation plans in which the executive officers and directors are eligible to participate.

Objectives and Overview

   The overall objectives of the Company's executive compensation programs are to:

  . Attract, retain and motivate key executive talent;

  . Reward key executives based on business performance;

  . Align executive incentives with the interests of stockholders; and

  . Encourage the achievement of Company objectives.

   Executive compensation consists of four components: 1) base salary; 2) annual and special incentive bonus payments; 3) long-term incentives in the form of stock options; and 4) contributions to the Company's profit sharing plan. The Company strives to provide a competitive total compensation package to senior management based on professionally compiled surveys of broad groups of companies of comparable size within related industries.

Base Salary

   Each year, the Company obtains studies of compensation trends, practices and levels from a variety of nationally recognized independent compensation surveys in order to determine the competitiveness of the pay structure for its senior managers. Within the comparative groups of companies surveyed, the Company sets executive base salaries and total compensation near and below the arithmetic mean of the surveys, respectively. Each executive's base salary is determined by an assessment of the executive's job description and current salary in relation to the salary range designated for the position in the compensation surveys. Adjustments are made when necessary to reflect changes in responsibilities or competitive industry pressures. Each executive's performance is evaluated annually to determine individual merit increases within the overall guidelines established in each year's budget process. For 1999, the Company merit increase guideline was 4.25% and was based on the compensation surveys.

Incentive Bonus Payments

   Executive officers of the Company, including the President, are eligible for an annual incentive bonus and special bonuses, determined as a percentage of the officers' eligible wages. Annual bonuses are awarded to executive officers, including the President and other key employees of the Company and its operating units, who meet certain annual Company and operating unit goals which are previously established by senior management. In 1999, the performance factors used in calculating bonuses included sales volume, direct contribution and inventory turns, as measured against annual objectives. Performance goals have been established for the Company as a whole and for each operating unit. Bonuses are determined using these performance factors and comparisons to competitive industry standards. The bonus calculation is weighted between Company performance and operating unit performance according to the responsibilities of each executive. Incentive bonuses may be awarded in cash and/or stock.

   Bonuses for performance in 1999 were awarded in February 2000 and ranged from 0.31% to 49.4% of base salaries. Bonuses for 1998 were awarded in February 1999 and ranged from 1.75% to 25.0% of base salaries. Bonuses for 1997 were awarded in March 1998 and ranged from 0.0% to 19.50% of base salaries. Because bonuses are based on growth and profitability, trends in bonus awards generally track operating unit and Company performance. Special bonuses are awarded only on completion of specific projects or transactions.

Long-Term Incentives

   The Company provides its executive officers and other key employees with long-term incentive compensation through the granting of stock options. The Company believes that stock options provide the Company's key employees with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the stock. Stock options are intended to align executive interests with the interests of stockholders and therefore directly motivate senior management to maximize long-term stockholder value. The stock options also create an incentive to remain with the Company for the long term because the options are vested over a four-year period. Because all options are granted at no less than the fair market value of the underlying stock on the date of grant, stock options provide value to the recipients only when the price of Bio-Rad Common Stock increases over time.

   The Board of Directors has delegated certain responsibilities of administration of the Company's stock option plans to the Stock Option Award Committee. The Stock Option Award Committee is composed of Albert J. Hillman and Philip L. Padou and is responsible for determining the timing and distribution of grants subject to the terms of the current option plans. The Stock Option Award Committee also determines the total number of shares granted and the allocation of shares to individual executive officers and key employees. Recommendations from senior management and other factors are considered including: the responsibility level, individual performance and contribution to the Company's business of each officer and key employee. The option grants are submitted to the Board of Directors for ratification and the date of grant is the date of the Board of Directors meeting. In 1999, the Company granted approximately 166,080 options to a group of 279 executive officers and key employees.

Profit Sharing Plan Contributions

   The Company's employees who are directors or officers are entitled to participate in the Bio-Rad Laboratories, Inc. Employees' Deferred Profit Sharing Retirement Plan ("Profit Sharing Plan") on the same basis as all other Company employees. The Profit Sharing Plan covers all full-time employees of the Company, or any of its participating subsidiaries, who have completed one year of service. Contributions to the Profit Sharing Plan are determined each year by the Board of Directors in its sole discretion and are allocated among each participant based on the ratio his or her compensation bears to the aggregate compensation of all participants. For 1999, the Board of Directors approved a contribution of 5% of eligible compensation. Participants are vested 100.0% after five years of service, but funds are not distributed until retirement, termination of employment with the Company or as required by regulation or law.

President's Compensation

   For 1999, the Compensation Committee was primarily responsible for determining and approving the President's compensation. The President's compensation was compared with compensation of other CEO's in the above mentioned surveys and proxy statements for comparable companies. The salary of David Schwartz is typically set within the mid-range of CEO's salaries surveyed for comparable companies. There was no change to the salary of David Schwartz in 1997, 1998 or 1999.

   The President's annual bonus is based on the achievement of the Company's financial goals. The same performance criteria are used to calculate his annual bonus as those established for other eligible executive officers. These criteria are discussed above under Incentive Bonus Payments. A bonus was paid in 2000 based on performance against previously established growth and profitability targets for 1999.

   In 1999, David Schwartz was granted a non-qualified stock option to purchase 29,613 shares of Class B Common Stock and an incentive stock option for 8,887 shares of Class B Common Stock. The exercise price of the non-qualified option was 100% of the market price on the date of grant. Pursuant to the general restrictions of the option plan, vesting of incentive stock options granted to David Schwartz is limited to $100,000 per year which results in vesting at a slower rate than other optionees. This option grant was comparable with options granted to CEO's of similar size companies.

   In addition, in 1999, Mr. Schwartz received split dollar life insurance benefits from the Company. The Board of Directors of the Company has determined that in the event of the demise of David Schwartz and Alice N. Schwartz, their heirs might be required to sell a significant amount of their holdings in the Company in order to satisfy estate taxes. As the Board believes that such event might result in a major disruption in the trading of the stock, it has determined that it is in the best interest of all shareholders to procure a life insurance policy which would provide proceeds to the heirs for the payment of such taxes. The Company is a party to a "split dollar" life insurance agreement with a trust established by David Schwartz and Alice N. Schwartz for their heirs under which the trust is the beneficiary of a life insurance policy insuring the lives of David Schwartz and Alice N. Schwartz for which the Company pays the premiums. Upon the death of David Schwartz and Alice N. Schwartz prior to the termination of the agreement, a portion of the premiums previously advanced by the Company under the insurance policy will be repaid to the Company. Included in the amounts shown for David Schwartz in fiscal year 1999 is $595,067, representing the premium payment by the Company in such year.

   To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Compensation Committee considers the anticipated tax consequences to the Company and to its executives of various payments and benefits. Some types of compensation payments and their deductibility (e.g., the spread on exercise of non-qualified options) depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control also affect the deductibility of compensation. For these and other reasons, the Compensation Committee will not necessarily limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

                                          The Compensation Committee

                                          Albert J. Hillman
                                          Philip L. Padou

                            STOCK PERFORMANCE GRAPH

   The following graph compares the cumulative stockholder returns over the past five years for the Company's Class A Common Stock, the American Stock Exchange Market Value Index and a selected peer group, assuming $100 invested on December 31, 1994, and reinvestment of dividends:


                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                       AMONG COMPETITOR AVERAGE, BIO-RAD
                                    AND AMEX

                        [PERFORMANCE GRAPH APPEARS HERE]

Measurement Period           COMPETITOR
(Fiscal Year Covered)        AVERAGE           BIO-RAD          AMEX
---------------------        ----------        -------          ----
Measurement Pt-1994          $100.0000         $100.0000        $100.0000
FYE 1995                     $147.0153         $153.1514        $126.4164
FYE 1996                     $196.8682         $162.1622        $134.4986
FYE 1997                     $170.9235         $141.2162        $157.8620
FYE 1998                     $212.1839         $113.5135        $158.8743
FYE 1999                     $227.3426         $126.3514        $202.2206

--------
(1) The peer group consists of the following public companies: Beckman Coulter; Becton Dickinson; Diagnostic Products; KLA-Tencor; Life Technologies; Millipore; and PerkinElmer. Companies in the peer group reflect Bio-Rad's participation in three different markets: life science research products, clinical diagnostics and analytical instruments. No single public or private company has a comparable mix of products which serve the same markets. In many cases, only one division of a peer group company competes in the same markets as Bio-Rad. Collectively, the peer group reflects products and markets similar to those of Bio-Rad.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities ("Insiders"), to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Insiders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports which they file.

   To the Company's knowledge, based solely upon its review of the copies of such reports furnished to the Company and written representations from certain Insiders that no other reports were required, during the fiscal year ended December 31, 1999 all Section 16(a) filing requirements applicable to Insiders were complied with, with the following exception: one filing reflecting one transaction (Form 4) for Ronald W. Hutton was delayed.

             II. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   The Board of Directors has selected Arthur Andersen LLP, independent public accountants, to serve as Bio-Rad's auditors for the fiscal year ending December 31, 2000. A representative of Arthur Andersen LLP is expected to be present at the annual meeting of stockholders to make a statement if he or she desires to do so and to respond to appropriate questions.

   Although it is not required to do so, Bio-Rad wishes to provide stockholders with the opportunity to express their opinion on the selection of auditors, and accordingly is submitting a proposal to ratify the selection of Arthur Andersen LLP. If the stockholders should fail to ratify this proposal, the Board of Directors will consider the selection of another auditing firm.


 The Board of Directors recommends that you vote FOR ratification of Arthur Andersen LLP to serve as the Company's auditors for the fiscal year ending December 31, 2000.


                               IV. OTHER MATTERS

   At the date of this Proxy Statement, the Board of Directors does not know of any business to be presented for consideration at the meeting other than that described above. If any other business should properly come before the meeting, the shares represented by Proxies will be voted in accordance with the judgment of the persons named in such Proxies.

   The annual report of the Company for the year ended December 31, 1999, including financial statements, has been mailed, or is being mailed concurrently with this Proxy Statement, to all stockholders of the Company as of the record date for the annual meeting.

   Stockholders of record on February 28, 2000 may obtain copies without charge of the Company's annual report on Form 10-K (excluding exhibits) filed with the SEC by contacting:

                          Bio-Rad Laboratories, Inc.
                          Attn.: Corporate Secretary
                            1000 Alfred Nobel Drive
                          Hercules, California 94547
                            http://www.bio-rad.com

                             STOCKHOLDER PROPOSALS

   Proposals intended to be presented by stockholders at the 2001 annual meeting must be received by the Company for inclusion in the 2001 Proxy Statement not later than December 30, 2000.

                                          By order of the Board of Directors
                                          Bio-Rad Laboratories, Inc.

                                          SANFORD S. WADLER, Secretary

Hercules, California
April 1, 2000

                                  APPENDIX A
                             CLASS A FRONT OF CARD:

PROXY
CLASS A STOCK
BIO-RAD LABORATORIES, INC.
Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders
April 25, 2000

     The undersigned does hereby appoint DAVID SCHWARTZ and SANFORD S. WADLER and each of them, attorneys-in-fact and agents with full powers of substitution, for and in the name, place and stead of the undersigned, to vote as proxies or proxy all the shares of Class A Common Stock of Bio-Rad Laboratories, Inc. ("Bio-Rad"), to be held at the Company's corporate offices, 1000 Alfred Nobel Drive, Hercules, California, on Tuesday, April 25, 2000 at 4:00 p.m., Pacific Daylight Time, and at any and all adjournments or postponements thereof:

            PLEASE VOTE, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.
                (Continued and to be signed on the reverse side.)

                             CLASS A BACK OF CARD:


BIO-RAD LABORATORIES, INC.
PLEASE MARK VOTES AS IN THIS EXAMPLE USING DARK INK ONLY. |_|
This proxy will be voted as specified below. If no voting instructions are indicated with respect to one or more of the proposals, the proxy will be voted in favor of the proposal(s). This proxy confers authority for each of the persons indicated on the reverse to vote in his discretion on other matters which may properly come before the meeting. The Board of Directors recommends a Vote FOR Items 1 and 2.

(1)  ELECTION OF DIRECTORS                     For      Withhold     For All
     ALBERT J. HILLMAN, PHILIP L. PADOU        All        All         Except
                                               |_|        |_|           |_|

---------------------------------------

(Instruction: To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) above.)

(2) PROPOSAL to ratify the selection of Arthur Andersen LLP to serve as the Company's independent auditors.
                                               For      Against       Abstain
                                               |_|        |_|           |_|


Receipt of the Notice of Annual Meeting of Stockholders and proxy statement is hereby confirmed.
Please sign exactly as your name appears hereon or on the stock certificate. Executors, administrators or trustees should indicate their capacities. If stock is held in joint names, both registered holders should sign. No witness or notarization is necessary.

                    Date:                      ---------------------------------

                    Signature:                 ---------------------------------

                    Signature, if held jointly:---------------------------------

                                  APPENDIX B
                             CLASS B FRONT OF CARD:


PROXY
CLASS B STOCK
BIO-RAD LABORATORIES, INC.
Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders
April 25, 2000

     The undersigned does hereby appoint DAVID SCHWARTZ and SANFORD S. WADLER and each of them, attorneys-in-fact and agents with full powers of substitution, for and in the name, place and stead of the undersigned, to vote as proxies or proxy all the shares of Class B Common Stock of Bio-Rad Laboratories, Inc. ("Bio-Rad"), to be held at the Company's corporate offices, 1000 Alfred Nobel Drive, Hercules, California, on Tuesday, April 25, 2000 at 4:00 p.m., Pacific Daylight Time, and at any and all adjournments or postponements thereof:

            PLEASE VOTE, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.
                (Continued and to be signed on the reverse side.)

                             CLASS B BACK OF CARD:

BIO-RAD LABORATORIES, INC.
PLEASE MARK VOTES AS IN THIS EXAMPLE USING DARK INK ONLY. |_|
This proxy will be voted as specified below. If no voting instructions are indicated with respect to one or more of the proposals, the proxy will be voted in favor of the proposal(s). This proxy confers authority for each of the persons indicated on the reverse to vote in his discretion on other matters which may properly come before the meeting. The Board of Directors recommends a Vote FOR Items 1 and 2.

(1)  ELECTION OF DIRECTORS                     For      Withhold     For All
     JAMES J. BENNETT, ALICE N. SCHWARTZ,      All        All         Except
     DAVID SCHWARTZ, NORMAN SCHWARTZ,          |_|        |_|           |_|
     BURTON A. ZABIN

-----------------------------------------
(Instruction: To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) above.)

(2) PROPOSAL to ratify the selection of Arthur Andersen LLP to serve as the Company's independent auditors.
                                               For      Against       Abstain
                                               |_|        |_|           |_|


Receipt of the Notice of Annual Meeting of Stockholders and proxy statement is hereby confirmed. Please sign exactly as your name appears hereon or on the stock certificate. Executors, administrators or trustees should indicate their capacities. If stock is held in joint names, both registered holders should sign. No witness or notarization is necessary.

                    Date:                      ---------------------------------

                    Signature:                 ---------------------------------

                    Signature, if held jointly:---------------------------------